SECOND AMENDED AND RESTATED BY-LAWS

OF

ALLSPRING INCOME OPPORTUNITIES FUND

a Delaware Statutory Trust

SECOND amended and restated BY-LAWS

of

ALLSPRING INCOME OPPORTUNITIES FUND

a Delaware Statutory Trust
INTRODUCTION
A.  Agreement and Declaration of Trust. These Amended and Restated By-Laws shall be subject to the Agreement and Declaration of Trust, as from time to time in effect (the “Declaration of Trust”), of Allspring Income Opportunities Fund, a Delaware statutory trust (the “Trust”). In the event of any inconsistency between the terms hereof and the terms of the Declaration of Trust, the terms of the Declaration of Trust shall control.
ARTICLE I

OFFICES
Section 1.
Principal Office. The Trustees shall fix and, from time to time, may change the location of the principal executive office of the Trust at any place within or outside the State of Delaware.
Section 2.
Delaware Office. The Trustees shall establish a registered office in the State of Delaware and shall appoint as the Trust’s registered agent for service of process in the State of Delaware an individual who is a resident of the State of Delaware or a Delaware corporation or a corporation authorized to transact business in the State of Delaware; in each case the business office of such registered agent for service of process shall be identical with the registered Delaware office of the Trust.
Section 3.
Other Offices. The Trustees may at any time establish branch or subordinate offices at any place or places within or outside the State of Delaware where the Trust intends to do business.
ARTICLE II

MEETINGS OF SHAREHOLDERS
Section 1.
Annual Meetings.

(a)
Except as provided in the next sentence, regular meetings of the Shareholders for the election of Trustees and the transaction of such other business as may properly come before the meeting shall be held, so long as Shares are listed for trading on the NYSE American, on at least an annual basis, on such date and at such place within or without the State of Delaware as shall be designated by the Trustees. In the event that such a meeting is not held in any annual period if so required, whether by omission be by oversight or otherwise, a subsequent special meeting may be called by the Trustees and held in lieu of such meeting with the same effect as if held within such annual period.
(b)
For any matter to be properly before any annual meeting, the matter must be (i) specified in the notice of meeting given by or at the direction of a majority of the Trustees, (ii) otherwise brought before the meeting by or at the direction of a majority of the Trustees (or any duly authorized committee thereof), or (iii) brought before the meeting in the manner specified in Section 14 of this Article II by a Shareholder of record entitled to vote at the meeting and at the time the notice provided for in Section 14 of this Article II is delivered to the Secretary.
Section 2.
Special Meetings.
(a)
Special meetings of the Shareholders may be called at any time by the Chair or the Trustees or any officer designated for such purpose by the Trustees. Except as provided in Section 3 of this Article II, any special meeting shall be held at such date and time as may be designated by the Chair or the Trustees or such officer designated for such purpose by the Trustees, whoever has called the meeting. Subject to Section 3 of this Article II, a special meeting of Shareholders shall also be called by the Secretary of the Trust upon the written request of the Shareholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.
(b)
For any matter to be properly before any special meeting, the matter must be (i) specified in the notice of meeting given by or at the direction of a majority of the Trustees or pursuant to Section 3 of this Article II upon the written request of Shareholders, or (ii) otherwise brought before the meeting by or at the direction of a majority of the Trustees (or any duly authorized committee thereof).
Section 3.
Shareholder Request for Special Meetings.

(a)
Any Shareholder of record seeking to have Shareholders request a special meeting shall, by sending written notice to the Secretary (the “Record Date Request Notice”) by registered mail, return receipt requested, request the Trustees to fix a record date to determine the Shareholders entitled to request a special meeting (the “Requested Record Date”). The Record Date Request Notice shall set forth the purpose of the special meeting and the matter(s) proposed to be acted on at it (which must be a proposal(s) upon which the requesting Shareholder(s) is entitled to vote), shall be signed by each such Shareholder of record as of the date of signature (or their duly authorized agent), shall bear the date of signature of each such Shareholder (or their duly authorized agent) and shall set forth all information relating to each such Shareholder that must be disclosed in solicitations of proxies for election of trustees in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and Rule 14a-11 thereunder. Upon receiving the Record Date Request Notice, the Trustees may fix a Requested Record Date. The Requested Record Date shall not precede and shall not be more than ten (10) days after the close of business on the date on which the resolution fixing the Requested Record Date is adopted by the Trustees. If the Trustees, within thirty (30) days after the date on which a valid Record Date Request Notice is received, fail to adopt a resolution fixing the Requested Record Date and make a public announcement of such Requested Record Date, the Requested Record Date shall be the close of business on the 30th day after the first date on which the Record Date Request Notice is received by the Secretary or, if such 30th day is not a Business Day (as defined below), on the first preceding Business Day.
(b)
In order for any Shareholder to request a special meeting, one or more written requests for a special meeting (the “Special Meeting Request”) signed by one or more Shareholders of record (or their duly authorized agent(s)) as of the Requested Record Date entitled to cast not less than a majority of all of the votes entitled to be cast at such meeting (the “Special Meeting Percentage”) shall be delivered to the Secretary. In addition, the Special Meeting Request shall: (i) set forth the purpose of the special meeting and the matter(s) proposed to be acted on at it (which must be a proposal(s) upon which the Shareholder(s) of record requesting the special meeting are entitled to vote and which shall be limited to the matters set forth in the Record Date Request Notice received by the Secretary); (ii) bear the date of signature of each such Shareholder (or their duly authorized agent) signing the Special Meeting Request; (iii) set forth the name and address, as they appear in the Trust’s books, of each Shareholder signing such request (or on whose behalf the Special Meeting Request is signed), the number of Shares of the Trust which are owned of record and beneficially by each such Shareholder and all other information relating to each such Shareholder that must be disclosed in solicitations of proxies for election of trustees in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act and Rule 14a-11 thereunder; (iv) be sent to the Secretary by registered mail, return receipt requested; (v) include or be accompanied by all additional information required by Section 14 of this Article II; and (vi) be received by the Secretary within sixty (60) days after the Requested Record Date. Any requesting Shareholder may revoke his, her or its Special Meeting Request at any time by written revocation delivered to the Secretary.
(c)
The Secretary shall inform the requesting Shareholders of the reasonably estimated cost of preparing and mailing the notice of meeting (including the Trust’s proxy materials) and instructions for how to submit payment of such reasonably estimated cost. The Secretary shall not be required to call a special meeting upon Shareholder request, and such meeting shall not be held unless, in addition to the documents required by paragraphs (a) and (b) of this Section 3, the Secretary receives payment of such reasonably estimated cost prior to the mailing of any notice of the meeting.
(d)
In the case of any special meeting called by the Secretary upon the request of Shareholders (a “Shareholder Requested Meeting”):

(i)
The Trustees shall fix a record date for purposes of determining the Shareholders entitled to vote or act at the Shareholder Requested Meeting (the “Requested Meeting Record Date”). The Requested Meeting Record Date shall not precede and shall not be more than thirty (30) days after the close of business after the date that a valid Special Meeting Request is deemed delivered to the Secretary (the “Delivery Date”). If the Trustees fail to fix a Requested Meeting Record Date that is a date within thirty (30) days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date or, if such 30th day is not a Business Day, on the first preceding Business Day.
(ii)
The Shareholder Requested Meeting shall be held at such place, date and time as may be designated by the Trustees; provided, however, that the date of any Shareholder Requested Meeting shall be not more than ninety (90) days after the Requested Meeting Record Date; and provided further that if the Trustees fail to designate, within thirty (30) days after the Delivery Date, a date and time for a Shareholder Requested Meeting, then such meeting shall be held at 2:00 p.m. Eastern Time on the 90th day after the Delivery Date or, if such 90th day is not a Business Day, on the first preceding Business Day. In fixing a date for any Shareholder Requested Meeting, the Trustees may consider such factors as they deem relevant within the good faith exercise of business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any Special Meeting Request and any plan of the Trustees to call an annual meeting or a special meeting. In the event that the Trustees fail to designate a place for a Shareholder Requested Meeting within thirty (30) days after the Delivery Date, then such meeting shall be held at the principal executive office of the Trust.
(iii)
No business shall be conducted at a Shareholder Requested Meeting except (A) such matters as set forth in the Record Date Request Notice and Special Meeting Request, which must be a proposal(s) upon which the Shareholder(s) of record requesting the special meeting are entitled to vote, and (B) such other matters as determined by the Trustees, in each case as set forth in the Trust’s notice of meeting.
(iv)
Notwithstanding anything to the contrary in these By-Laws, if prior to or within thirty (30) days after the Delivery Date, the Trust has called an annual meeting of shareholders or special meeting of shareholders to be held on a date not more than one-hundred and twenty (120) days after the Delivery Date, the Trustees may, in their discretion, cause the Trust not to hold the Shareholder Requested Meeting and cause such matters as set forth in the Special Meeting Request (which must be a proposal(s) upon which the Shareholder(s) of record requesting the special meeting are entitled to vote) to be brought before such annual meeting of shareholders or special meeting of shareholders.

(e)
If at any time as a result of written revocations of one or more Special Meeting Requests, Shareholders of record (or their duly authorized agents) as of the Request Record Date entitled to cast less than the Special Meeting Percentage shall have delivered and not revoked Special Meeting Requests, the Secretary may refrain from mailing the notice of the special meeting or, if the notice of the special meeting has been mailed, the Secretary may revoke the notice of the special meeting at any time before ten (10) days prior to the special meeting if the Secretary has first sent to all other requesting Shareholders written notice of such revocation of such Special Meeting Request(s) and of intention to revoke the notice of the special meeting. Any Special Meeting Request received after a revocation by the Secretary of a notice of a meeting shall be considered a request for a new special meeting.
(f)
The Chair or the Trustees or any officer designated for such purpose by the Trustees may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Trust for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the Secretary. For the purpose of permitting the independent inspectors to perform such review, no such purported Special Meeting Request shall be deemed to have been delivered to the Secretary until the earlier of (i) five (5) Business Days after receipt by the Secretary of such purported Special Meeting Request and (ii) such date as the independent inspectors certify to the Trust that the valid Special Meeting Requests received by the Secretary satisfy the Special Meeting Percentage. Nothing contained in this paragraph (f) shall in any way be construed to suggest or imply that the Trust or any Shareholder shall not be entitled to contest the validity of any Special Meeting Request, whether during or after such five (5) Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).
Section 4.
Notice of Meetings of Shareholders. All notices of meetings of Shareholders shall be sent or otherwise given to Shareholders in accordance with Section 6 of this Article II not less than ten (10) nor more than ninety (90) days before the date of the meeting. The notice shall specify (i) the place, date and time of the meeting, and (ii) the general nature of the business to be transacted. Notice of any Shareholder Requested Meeting, however, shall be provided in a manner and time consistent with Section 3(d) of this Article II.
Section 5.
Manner of Giving Notice; Affidavit of Notice.
(a)
Notice of any meeting of Shareholders shall be:

(i)
given either by hand delivery, first-class mail, telegraphic or other written communication, charges prepaid, and addressed to the Shareholder at the address of that Shareholder appearing on the books of the Trust or its transfer agent or given by the Shareholder to the Trust for the purpose of notice. If no such address appears on the Trust’s books or is not given to the Trust, notice shall be deemed to have been given if sent to that Shareholder by first-class mail or telegraphic or other written communication to the Trust’s principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication or, where notice is given by publication, on the date of publication; or
(ii)
given by electronic transmission in accordance with Section 6 of Article X of these By-Laws.
(b)
An affidavit of the mailing or other means of giving any notice of any meeting of Shareholders shall be filed and maintained in the minute book of the Trust.
Section 6.
Shareholder Meetings by Means of Remote Communications. Notwithstanding anything to the contrary in these By-Laws, the Chair or the Trustees or any officer designated for such purpose by the Trustees may determine at any time, including, without limitation, after the calling of any meeting of Shareholders, that any meeting of Shareholders be held solely by means of remote communication or both at a physical location and by means of remote communication. Notwithstanding anything to the contrary in these By-Laws, if it is determined after notice of the meeting has been delivered to Shareholders that participation by Shareholders in the meeting shall or may be conducted by means of remote communication, announcement of such change may be made at any time by press release or any other means as may be permitted or required by applicable law. Shareholders and proxy holders entitled to be present and to vote at the meeting that are not physically present at such a meeting but participate by means of remote communication shall be considered present in person for all purposes under these By-Laws and may vote at such a meeting. Subject to any guidelines and procedures that the Trustees or the officers of the Trust may adopt, any meeting at which Shareholders or proxy holders are permitted to participate by means of remote communication shall be conducted in accordance with the following, except to the extent otherwise permitted by the U.S. federal securities laws and the rules thereunder applicable to the Trust, including any exemptive, interpretive or other relief (including no-action relief) or guidance issued by the Securities and Exchange Commission (“Commission”) or the Staff of the Commission.
(a)
The Trust shall implement, at the direction of the Chair or the Trustees or any officer designated for such purpose by the Trustees, reasonable measures to verify that each Person considered present and authorized to vote at the meeting by means of remote communication is a Shareholder or proxy holder.
(b)
The Trust shall implement, at the direction of the Chair or the Trustees or any officer designated for such purpose by the Trustees, reasonable measures to provide the Shareholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the Shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with the proceedings.
(c)
In the event any Shareholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of the vote or other action shall be maintained by the Trust.

Section 7.
Adjourned or Postponed Meeting; Notice. Any meeting of Shareholders, whether or not a quorum is present, may be adjourned to reconvene at another time or place or by means of remote communications from time to time with respect to one or more or all matters to be considered at the meeting by the chair of the meeting in his or her discretion. Any meeting of Shareholders may be postponed prior to the meeting by the Chair, the Trustees or the officers of the Trust, and announcement of such postponement may be made by press release or other means of public communication as permitted or required by applicable law.
When any meeting of Shareholders is adjourned to reconvene at another time or place or by means of remote communications, notice need not be given of the time and place thereof and the means of remote communications, if any, by which Shareholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken, unless a new record date of the adjourned meeting is fixed. If after an adjournment or postponement a new record date is fixed for the adjourned or postponed meeting, notice of the adjourned or postponed meeting in accordance with the requirements of Sections 4 and 5 of this Article II shall be given to each Shareholder of record entitled to vote at the adjourned or postponed meeting. At any adjourned or postponed meeting, any business may be transacted which might have been transacted at the original meeting. Any adjourned meeting may be held as adjourned one or more times.
Section 8.
Voting. The Shareholders entitled to vote at any meeting of Shareholders shall be determined in accordance with the provisions of the Declaration of Trust. The Shareholders’ vote may be by voice vote, electronic means or by ballot, provided, however, that any election for Trustees must be by ballot if demanded by any Shareholder before the voting has begun.
Section 9.
Waiver of Notice; Consent of Absent Shareholders. The transaction of business and any actions taken at a meeting of Shareholders, however called and noticed and wherever held, shall be as valid as though taken at a meeting duly held after regular call and notice provided a quorum is present either in person or by proxy at the meeting of Shareholders if, either before or after the meeting, each Shareholder entitled to vote who was not present in person or by proxy at the meeting of the Shareholders signs a written waiver of notice or a consent to a holding of the meeting or an approval of the minutes. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any meeting of Shareholders. Attendance by a Shareholder at a meeting of Shareholders shall constitute a waiver of notice of that meeting, except if the Shareholder objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting of Shareholders is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting of Shareholders if that objection is expressly made at the beginning of the meeting.

Section 10.
Shareholder Action by Written Consent Without a Meeting. Except as provided in the Declaration of Trust, any action that may be taken at any meeting of Shareholders may be taken without a meeting and without prior notice if a consent in writing setting forth the action to be taken is signed by the holders of outstanding Shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting, at which all Shares entitled to vote on that action were present and voted, provided, however, that the Shareholders receive any necessary information statement or other necessary documentation in conformity with the requirements of the 1934 Act or the rules or regulations thereunder. All such consents shall be filed with the Secretary of the Trust and shall be maintained in the Trust’s records. Any Shareholder giving a written consent or the Shareholder’s proxy holders or a transferee of the Shares or a personal representative of the Shareholder or their respective proxy holders may revoke the Shareholder’s written consent by a writing received by the Secretary of the Trust before written consents of the number of Shares required to authorize the proposed action have been filed with the Secretary.
If the consents of all Shareholders entitled to vote have not been solicited in writing and if the unanimous written consent of all such Shareholders shall not have been received, the Secretary shall give prompt notice of the action approved by the Shareholders without a meeting. This notice shall be given in the manner specified in Sections 4 and 5 of this Article II.
Section 11.
Record Date for Shareholder Notice; Voting and Giving Consents.
(a)
Except as provided in Section 3 of this Article II, for purposes of determining the Shareholders entitled to vote or act at any meeting or adjournment or postponement thereof, the Trustees may fix in advance a record date which shall not be more than ninety (90) days nor less than ten (10) days before the date of any such meeting. Without fixing a record date for a meeting, the Trustees may for voting and notice purposes close the register or transfer books for all or any part of the period between the earliest date on which a record date for such meeting could be set in accordance herewith and the date of such meeting.
(b)
If the Trustees do not so fix a record date or close the register or transfer books, the record date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be the close of business on the Business Day next preceding the day on which notice is given or if notice is waived, at the close of business on the Business Day next preceding the day on which the meeting is held.
(c)
The record date for determining Shareholders entitled to give consent to action in writing without a meeting, (i) when no prior action of the Trustees has been taken, shall be the day on which the first written consent is given, or (ii) when prior action of the Trustees has been taken, shall be (A) such date as determined for that purpose by the Trustees, which record date shall not precede the date upon which the resolution fixing it is adopted by the Trustees and shall not be more than twenty (20) days after the date of such resolution, or (B) if no record date is fixed by the Trustees, the record date shall be the close of business on the day on which the Trustees adopt the resolution relating to that action. Only Shareholders of record on the record date as herein determined shall have any right to vote or to act at any meeting or give consent to any action relating to such record date, notwithstanding any transfer of Shares on the books of the Trust after such record date.

Section 12.
Proxies. Subject to the provisions of the Declaration of Trust, every Person entitled to vote for Trustees or on any other matter shall have the right to do so either in person or by proxy, provided that either (i) an instrument authorizing such a proxy to act is executed by the Shareholder and dated not more than eleven (11) months before the meeting, unless the instrument specifically provides for a longer period or (ii) an electronic, telephonic, computerized or other alternative to the execution of a written instrument authorizing the proxy to act, obtained pursuant to procedures reasonably designed to verify that such instructions have been authorized by such Shareholder, is received not more than eleven (11) months before the meeting. A proxy shall be deemed executed by a Shareholder if the Shareholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or by electronic, telephonic, computerized or other alternative to the execution of a written instrument or otherwise) by the Shareholder or the Shareholder’s attorney-in-fact. A valid proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the Person executing it before the vote pursuant to that proxy is taken, (a) by a writing delivered to the Trust stating that the proxy is revoked, (b) by a subsequent proxy executed by such Person, (c) by the Person executing that proxy attending the meeting and voting in person, or (d) pursuant to telephonically or electronically transmitted revocation instructions obtained pursuant to procedures reasonably designed to verify that such instructions have been authorized by such Person; or (ii) written notice of the death or incapacity of the Person executing that proxy is received by the Trust before the vote pursuant to that proxy is counted. A proxy with respect to Shares held in the name of two or more Persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of the two or more Persons. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.
Section 13.
Inspectors of Election.
(a)
Before any meeting of Shareholders, the Trustees may appoint any person other than a nominee for office to act as inspector of election at the meeting or its adjournments or postponements. If no inspector of election is so appointed, the chair of the meeting may appoint an inspector of election at the meeting. There shall be one (1) inspector of election. If the person appointed as inspector of election fails to appear or fails or refuses to act, the chair of the meeting may appoint another person to fill the vacancy.
(b)
The inspector of election shall:
(i)
determine the number of Shares outstanding and the voting power of each, the Shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies;
(ii)
receive votes, ballots or consents;
(iii)
hear and determine all challenges and questions in any way arising in connection with the right to vote;
(iv)
count and tabulate all votes or consents;
(v)
determine when the polls shall close;
(vi)
determine the result; and
(vii)
do any other acts that may be proper to conduct the election or vote with fairness to all Shareholders.

Section 14.
Requirements for Matters to be Considered; Advance Notice of Shareholder Nominees for Trustees and Other Shareholder Proposals.
(a)
As used in this Section 14, the term “annual meeting” refers to any annual meeting of Shareholders as well as any special meeting held in lieu of an annual meeting as described in the last sentence of Section 1(a) of this Article II, and the term “special meeting” refers to all meetings of Shareholders other than an annual meeting or a special meeting held in lieu of an annual meeting.
(b)
The matters to be considered and brought before any annual or special meeting of Shareholders shall be limited to only such matters, including the nomination and election of Trustees, as shall be brought properly before such meeting (i) pursuant to the Trust’s notice of meeting, (ii) otherwise brought before the meeting by or at the direction of a majority of the Trustees (or any duly authorized committee thereof) or (iii) by any Shareholder of the Trust who was a Shareholder of record both at the time of giving of notice provided for in this Section 14(a) and at the time of the annual meeting, who is entitled to vote on the matter at the meeting and who complied with the notice procedures set forth in this Section 14. Only persons who are nominated by the Trustees or in accordance with the procedures set forth in this Section 14 shall be eligible for election as Trustees. No proposal to fix the number of Trustees shall be brought before an annual or special meeting of Shareholders or otherwise transacted unless pursuant to the Trust’s notice of meeting or otherwise brought before the meeting by or at the direction of a majority of the Trustees (or any duly authorized committee thereof), except as may be otherwise provided by applicable law with respect to the right of holders of preferred shares of beneficial interest, if any, of the Trust to nominate and elect a specified number of Trustees in certain circumstances.
(c)
In addition to any other requirements under applicable law and the Declaration of Trust and these By-Laws, persons nominated by Shareholders for election as Trustees and any other proposals by Shareholders may be properly brought before an annual meeting only pursuant to timely notice (the “Shareholder Notice”) in writing to the Secretary. To be timely, a Shareholder Notice must be delivered to the Secretary at the principal executive office of the Trust by not later than the close of business on the 90th day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting nor earlier than the close of business on the 120th day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting; provided, however, that in the event that the date of the mailing of the notice for the annual meeting is advanced or delayed by more than thirty (30) days from the anniversary date of the mailing of the notice for the preceding year’s annual meeting, notice by the Shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of mailing of the notice for such annual meeting and not later than the close of business on the later of the 90th day prior to the date of mailing of the notice for such annual meeting or the 10th day following the day on which public announcement of the date of mailing of the notice for such meeting is first made by the Trust.

Notwithstanding anything in the second sentence of this paragraph to the contrary, in the event that the number of Trustees to be elected to the Board of Trustees is increased and there is no public announcement by the Trust of such action or specifying the size of the increased Board of Trustees at least one hundred (100) days prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting, a Shareholder’s notice required by this Section 14 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if the notice is delivered to the Secretary at the principal executive office of the Trust not later than the close of business on the 10th day immediately following the day on which such public announcement is first made by the Trust.
(d)
In the event the Trust calls a special meeting for the purpose of electing one or more Trustees, any Shareholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Trust’s notice of meeting if and only if the Shareholder provides a notice containing the information required in the Shareholder Notice to the Secretary required with respect to annual meetings by this Section 14, and such notice is delivered to or mailed and received at the principal executive office of the Trust not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Trustees to be elected at such meeting.
(e)
Any Shareholder desiring to nominate any person or persons (as the case may be) for election as a Trustee or Trustees of the Trust (a “Proposed Nominee”) shall deliver, as part of such Shareholder Notice:
(i)
a statement in writing setting forth:

(A)
the name, age, date of birth, business address, residence address and nationality of the Proposed Nominee;

(B)
the number of all Shares of the Trust owned of record or beneficially by each such Proposed Nominee and any Shareholder Associate of such Proposed Nominee, as reported to such Shareholder by such Proposed Nominee(s);

(C)
any other information regarding each such Proposed Nominee required by paragraphs (a), (d), (e) and (f) of Item 401 of Regulation S-K or paragraph (b) of Item 22 of Rule 14a-101 (Schedule 14A) under the 1934 Act, adopted by the Commission (or the corresponding provisions of any regulation or rule subsequently adopted by the Commission or any successor agency applicable to the Trust);

(D)
any other information regarding the Proposed Nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of Trustees  pursuant to Section 14 of the 1934 Act and the rules and regulations promulgated thereunder;
(E)
whether such Shareholder believes such Proposed Nominee is or will be an “interested person” of the Trust (as defined in the 1940 Act) and, if not an “interested person,” information regarding the Proposed Nominee that will be sufficient for the Trust to make such determination;

(F)
a description of any agreement, arrangement or understanding, whether written or oral (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares), that has been entered into as of the date of the Shareholder Notice by or on behalf of such Proposed Nominee and each Proposed Nominee Associate of such Proposed Nominee, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such Proposed Nominee and each Proposed Nominee Associate of such Proposed Nominee, with respect to Shares of the Trust;

(G)
a description of all agreements, arrangements or understandings (whether written or oral) between such Proposed Nominee and each Proposed Nominee Associate of such Proposed Nominee related to such nomination and any material interest of such Proposed Nominee and each Proposed Nominee Associate of such Proposed Nominee in such nomination, including any anticipated benefit therefrom to such Proposed Nominee and each Proposed Nominee Associate of such Proposed Nominee;

(H)
a description of all agreements, arrangements or understandings (whether written or oral) between such Proposed Nominee or each Proposed Nominee Associate of such Proposed Nominee and the nominating Shareholder or any Shareholder Associate of such nominating Shareholder related to such nomination, including with respect to the voting of any matters to come before the Trustees or any anticipated benefit therefrom to such Proposed Nominee and each Proposed Nominee Associate of such Proposed Nominee;

(I)
a description of all commercial and professional relationships and transactions between or among such Proposed Nominee and each Proposed Nominee Associate of such Proposed Nominee, and any other Person or Persons known to such Proposed Nominee or any Proposed Nominee Associate of such Proposed Nominee to have a material interest in such nomination;

(J)
a representation as to whether such Proposed Nominee satisfies the qualifications of persons nominated or seated as Trustees as set forth in Article V of these By-Laws, together with information regarding such Proposed Nominee that will be sufficient, in the discretion of the Trustees, to examine such representation; and

(K)
a representation as to whether such Proposed Nominee meets all applicable legal requirements relevant to service as a Trustee, including, but not limited to, the rules adopted by the principal listing exchange (if any) upon which Shares are listed, Rule 10A-3 under the 1934 Act (or any successor provision thereto), Article 2-01 of Regulation S-X under the 1934 Act with respect to the Trust’s independent registered public accounting firm (or any successor provision thereto) and any other criteria established by the 1940 Act related to service as a trustee of a management investment company or the permitted composition of the board of trustees of a management investment company, together with information regarding such Proposed Nominee that will be sufficient, in the discretion of the Trustees, to examine such representation;

(ii)
the written and signed consent of the Proposed Nominee to be named as a nominee and to serve as a Trustee if elected; and

(iii)
the written and signed certification of each Proposed Nominee that (A) all information regarding such Proposed Nominee included in and/or accompanying the Shareholder Notice is true, complete and accurate, (B) such Proposed Nominee is not, and will not become a party to, any agreement, arrangement or understanding (whether written or oral) with any Person other than the Trust in connection with service or action as a Trustee of the Trust that has not been disclosed to the Trust, (C) the Proposed Nominee satisfies the qualifications of persons nominated or seated as Trustees as set forth in Article V of these By-Laws at the time of their nomination, and (D) such Proposed Nominee will continue to satisfy the qualifications of persons nominated or seated as Trustees as set forth in Article V of these By-Laws at the time of their election, if elected.

(f)
Without limiting the foregoing, any Shareholder who gives a Shareholder Notice of any matter proposed to be brought before a Shareholder meeting (whether or not involving nominees for Trustees) shall deliver, as part of such Shareholder Notice: (i) the description of and text of the proposal to be presented, which proposal must be a matter upon which the requesting Shareholder is entitled to vote; (ii) a brief written statement of the reasons why such Shareholder favors the proposal; (iii) such Shareholder’s name and address as they appear on the Trust’s books; (iv) any other information relating to the Shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies with respect to the matter(s) proposed pursuant to Section 14 of the 1934 Act and the rules and regulations promulgated thereunder; (v) the number of all Shares of the Trust owned beneficially and of record by such Shareholder; (vi) any material interest of such Shareholder in the matter proposed (other than as a Shareholder); (vii) a representation that the Shareholder intends to appear in person or by proxy at the Shareholder meeting to act on the matter(s) proposed; (viii) if the proposal involves nominee(s) for Trustees, a description of all arrangements or understandings between the Shareholder and each Proposed Nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by the Shareholder; and (ix) in the case of a Beneficial Owner, evidence establishing such Beneficial Owner’s indirect ownership of, and entitlement to vote, Shares at the meeting of

Shareholders. As used in this Section 14, Shares “beneficially owned” shall mean all Shares which such person is deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the 1934 Act.

(g)
In addition, without limiting the requirements of Sections 14(e) and (f) of this Article II:
(i)
The Trustees may require any Proposed Nominee to furnish such other information as they may reasonably require or deem necessary to determine the eligibility of such Proposed Nominee to serve as a Trustee, and such other information shall be received by the Secretary at the principal executive office of the Trust not later than seven (7) calendar days after the first request by or on behalf of the Trustees for such other information was sent to such Shareholder, group of Shareholders or Proposed Nominee. Any request for any such other information that is not answered in a reasonably complete, accurate, diligent and good faith manner, or that is not timely received by the Trust in accordance with this Section 14(g)(i), will render the nomination ineffective for failure to satisfy the requirements of these By-Laws. If the same request for such other information is sent to multiple Persons, then the earliest such date and time on which such request for information was sent shall apply for the purpose of determining compliance with this Section 14(g)(i).

(ii)
 Each Proposed Nominee shall, as required by the Trustees, complete and duly execute a questionnaire (which questionnaire shall be provided by the Trust and designed to obtain information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a Trustee in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the 1934 Act, would be required pursuant to the rules of any national securities exchange on which any Shares of the Trust are listed or over-the-counter market on which any Shares of the Trust are traded, would be necessary to establish that the Proposed Nominee satisfies the qualifications of persons nominated or seated as Trustees set forth in Article V of these By-Laws or would be necessary to comply with legal and regulatory requirements applicable to the Trust) (the “Questionnaire”). A Questionnaire that is not completed in a reasonably complete, diligent, accurate and good faith manner, or that is not duly executed and received by the Secretary of the Trust at the principal executive office of the Trust not later than seven (7) calendar days after the Trustees or its designee first sends the Questionnaire to such Proposed Nominee, will render the nomination ineffective for failure to satisfy the requirements of these By-Laws.

(iii)
Each Proposed Nominee shall, as required by the Trustees, sit for an interview with one or more Trustees or their representatives, which interview may, in the discretion of the Trustees be conducted by means of remote communication. Refusal by a Proposed Nominee to participate in such interview will render the nomination ineffective for failure to satisfy the requirements of these By-Laws.

(iv)
Each Proposed Nominee shall, as required by the Trustees, consent to and cooperate with a background screening conducted by a background screening company with experience in conducting background screenings of public company directors selected by the Trustees. Refusal by a Proposed Nominee to cooperate with such a background screening will render the nomination ineffective for failure to satisfy the requirements of these By-Laws.

(h)
If information submitted pursuant to this Section 14 by a Shareholder providing notice of any nomination or other business proposed to be brought before a meeting of Shareholders or a Proposed Nominee shall be incomplete or inaccurate, the Shareholder Notice shall be ineffective for failure to satisfy the requirements of these By-Laws.
(i)
If information submitted pursuant to this Section 14 by a Shareholder providing notice of any nomination or other business proposed to be brought before a meeting of Shareholders or a Proposed Nominee shall become incomplete or inaccurate in any way, such Shareholders or a Proposed Nominee shall notify the Trust in writing of any inaccuracy or change and update and supplement such information to cause it to be complete and accurate within seven (7) calendar days of becoming aware of such inaccuracy. If a Shareholder or Proposed Nominee fails to provide such written notification and update within such period, the information that was or becomes inaccurate shall be deemed not to have been provided in accordance with this Section 14 and, accordingly, will render the Shareholder Notice ineffective for failure to satisfy the requirements of these By-Laws.

(j)
Upon written request by the Secretary of the Trust or the Trustees, a Shareholder providing notice of any nomination or other business proposed to be brought before a meeting of Shareholders or a Proposed Nominee shall provide, within seven (7) calendar days of the sending of such request, a written certification of the accuracy of all information submitted by the Shareholder or Proposed Nominee pursuant to this Section 14 (as updated or supplemented pursuant to paragraph (i)) as of the date of such written request. Failure to provide such written certificate in a timely manner will render the Shareholder Notice ineffective for failure to satisfy the requirements of these By-Laws.
(k)
Within seven (7) calendar days after the record date for determining the Shareholders entitled to receive notice of the annual meeting of Shareholders, a Shareholder providing notice of any nomination or other business proposed to be brought before a meeting of Shareholders or a Proposed Nominee shall provide a written certification of the accuracy of all information submitted by the Shareholder or Proposed Nominee pursuant to this Section 14 (as updated or supplemented pursuant to paragraph (i)) as of the record date. Failure to provide such written certificate in a timely manner will render the Shareholder Notice ineffective for failure to satisfy the requirements of these By-Laws.

(l)
For purposes of this Section 14, a “public announcement” shall mean disclosure (i) in a press release either transmitted to the principal securities exchange on which the Trust’s Shares are traded or reported by a recognized news service or (ii) in a document publicly filed by the Trust with the Commission.

(m)
In no event shall an adjournment or postponement (or a public announcement thereof) of a meeting of Shareholders commence a new time period (or extend any time period) for the giving of notice as provided in this Section 14.

(n)
Notwithstanding the provisions of this Section 14, a Shareholder shall also comply with all applicable requirements of state law and the 1934 Act and the rules and regulations thereunder with respect to the matters set forth in this Section 14. Nothing in this Section 14 shall be deemed to affect any right of a Shareholder to request inclusion of a proposal in, nor the right of the Trust to omit a proposal from, the Trust’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the 1934 Act. Nothing in this Section 14 shall be construed as creating any implication or presumption as to the requirements of the U.S. federal securities law.

(o)
Determinations by the Trustees or the chair of a meeting of Shareholders with respect to the compliance of any Proposed Nominee or business and/or any information submitted to the Trust by a Shareholder or Proposed Nominee pursuant to this Section 14 shall be final and binding unless determined by a court of competent jurisdiction to have been made in bad faith.

Section 15.
Conduct of Meeting.
(a)
The Board of Trustees may adopt by resolution such rules and regulations for the conduct of any meeting of the Shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Trustees, the chair of any meeting of Shareholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Trustees or prescribed by the chair of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at and participation in the meeting to Shareholders, their duly authorized and constituted proxies or such other Persons as the chair of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; (vi) limitations on the time allotted to questions or comments by Shareholders; and (vii) the extent to which, if any, other participants are permitted to speak.
(b)
The chair of any meeting of Shareholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to (i) determine whether a nomination or proposal of other matters to be brought before a meeting and notice thereof have been duly made and given in the manner provided in this Section 15 of this Article II and elsewhere in these By-laws and the Declaration of Trust and (ii) if not so made or given, to direct and declare at the meeting that such nomination and/or such other matters shall be disregarded and shall not be considered; provided, however, that a nomination or proposal of other matters to be brought before a meeting shall not be presumed to be valid in the absence of such a declaration. Any determination by the chair of any meeting of Shareholders shall be binding on all parties absent manifest error.

ARTICLE III

VOTING AND QUORUM

Section 1.
Election of Trustees. The Declaration of Trust provides that a majority of the Shares voted shall decide any questions and a plurality of the Shares voted shall elect a Trustee, except when a larger vote is required by any provision of the Declaration of Trust or the By-Laws. Accordingly, with respect to the election of Trustees, when a quorum is present at any meeting, the affirmative vote of a majority of the Shares outstanding and entitled to vote with respect to such matter at such meeting shall be required to elect a Trustee.
Section 2.
Voting Powers. The Declaration of Trust provides that the Shareholders shall have power to vote only: (i) for the election or removal of Trustees as provided in Article IV, Section 3 of the Declaration of Trust, and (ii) with respect to such additional matters relating to the Trust, including the calling of a meeting of Shareholders, as may be required by applicable law, the Declaration of Trust, these By-Laws or any registration statement of the Trust with the Commission (or any successor agency) or as the Trustees may consider necessary or desirable. For the avoidance of doubt, the Shareholders shall not have power to vote on an advisory (or “precatory”) proposal unless the Trustees determine that such vote is necessary or desirable, even if the implementation of the course of action recommended by the advisory proposal would require a vote of Shareholders pursuant to the Declaration of Trust, these By-Laws or applicable law.

TRUSTEES

Section 1.
Powers. Subject to the applicable provisions of the 1940 Act, the Declaration of Trust and these By-Laws relating to action required to be approved by the Shareholders, the business and affairs of the Trust shall be managed and all powers shall be exercised by or under the direction of the Trustees.
Section 2.
Number of Trustees. The exact number of Trustees within the limits specified in the Declaration of Trust shall be fixed from time to time by a resolution of the Trustees. If the number of Trustees is changed, any increase or decrease shall be apportioned among the classes of Trustees so as to maintain a number of Trustees in each class as nearly equal as possible. No reduction in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his or her term unless the Trustee is specifically removed pursuant to Section 19 of this Article III at the time of the decrease.

Section 3.
Vacancies. Vacancies in the authorized number of Trustees may be filled as provided in the Declaration of Trust. Any Trustee appointed to fill a vacancy as provided in the Declaration of Trust shall hold office for a term which coincides with the remaining term of the class of Trustee to which such office was previously assigned, if such vacancy arose other than by an increase in the number of Trustees, and until his or her successor shall be elected and shall qualify. In the event such vacancy arose due to an increase in the number of Trustees, any Trustee so appointed to fill such vacancy shall hold office for a term which coincides with that of the class of Trustee to which such office has been apportioned as heretofore provided, and until his or her successor shall be elected and shall qualify.
Section 4.
Chair. The Trustees shall have the power to appoint a Chair from among the members of the Board of Trustees. Such appointment shall be by majority vote of the Trustees. Such Chair shall serve until his or her successor is appointed or until his or her earlier death, resignation or removal. The Chair shall preside at and determine all procedural matters at meetings of the Trustees and shall, subject to the control of the Trustees, perform such other powers and duties as may be from time to time assigned to him or her by the Trustees or prescribed by the Declaration of Trust or these By Laws, consistent with his or her position. The Chair need not be a Shareholder.
Section 5.
Place of Meetings and Meetings by Means of Remote Communications.
(a)
All meetings of the Trustees may be held at any place that has been selected from time to time by the Trustees. In the absence of such a selection, regular meetings shall be held at the principal executive office of the Trust.
(b)
Subject to any applicable requirements of the 1940 Act, any meeting, regular or special, may be held by any means of remote communication through which the Trustees may simultaneously hear each other or both at a physical location and by means of such remote communication.
Section 6.
Regular Meetings. Regular meetings of the Trustees shall be held at such times as shall from time to time be fixed by the Trustees, notice thereof being given to each Trustee by the Secretary or an Assistant Secretary or by the officer or the Trustees calling the meeting. Notice of the time and place of regular meetings shall be delivered personally or by telephone to each Trustee or sent by first-class mail, by telegram or telecopy (or similar electronic means) or, by overnight courier, charges prepaid, addressed to each Trustee at that Trustee’s address as it is shown on the records of the Trust. If the notice is mailed, it shall be deposited in the United States mail at least seven (7) calendar days before the time of the holding of the meeting. If the notice is delivered personally or by telephone or by telegram, telecopy (or similar electronic means), or overnight courier, it shall be given at least forty eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone must be communicated only to the Trustee. The notice need not specify the purpose of the meeting or the place of the meeting, if the meeting is to be held at the principal executive office of the Trust.

Section 7.
Special Meetings. Special meetings of the Trustees for any purpose or purposes may be called at any time by the Chair, the President or the Secretary or any two (2) Trustees, notice thereof being given to each Trustee by the Secretary or an Assistant Secretary or by the officer or the Trustees calling the meeting. Notice of the time and place of special meetings of the Trustees shall be delivered personally or by telephone to each Trustee or sent by first-class mail, by telegram or telecopy (or similar electronic means), or by overnight courier, charges prepaid, addressed to each Trustee at that Trustee’s address as it is shown on the records of the Trust. If the notice is mailed, it shall be deposited in the United States mail at least seven (7) calendar days before the time of the holding of the meeting. If the notice is delivered personally or by telephone or by telegram, telecopy (or similar electronic means), or overnight courier, it shall be given at least forty eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone must be communicated only to the Trustee. The notice need not specify the purpose of the meeting or, if the meeting is to be held at the principal executive office of the Trust, the place of the meeting.
Section 8.
Quorum. A majority of the Trustees shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 11 of this Article IV. Every act or decision done or made by a majority of the Trustees present at a meeting duly held at which a quorum is present shall be regarded as the act of the Trustees, subject to the provisions of the Declaration of Trust. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Trustees if any action taken is approved by at least a majority of the required quorum for that meeting.
Section 9.
Emergencies. Notwithstanding any other provision in the Declaration of Trust or these By-Laws, this Section 9 shall apply during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Trustees under Section 8 of this Article IV cannot readily be obtained (an “Emergency”). During any Emergency, unless otherwise provided by the Trustees, (i) a meeting of the Trustees or a committee of the Trustees may be called by any Trustee or officer by any means feasible under the circumstances; (ii) notice of any meeting of the Trustees during such an Emergency may be given upon less than the time period otherwise required by these By-Laws to as many Trustees and by such means as may be feasible at the time; and (iii) the number of Trustees necessary to constitute a quorum shall be twenty-five percent (25%) of the Trustees.
Section 10.
Waiver of Notice. Notice of any meeting need not be given to any Trustee who either before or after the meeting signs a written waiver of notice, a consent to holding the meeting, or an approval of the minutes. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents, and approvals shall be filed with the records of the Trust or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any Trustee who attends the meeting without protesting, prior to or at its commencement, the lack of notice to that Trustee.
Section 11.
Adjournment. A majority of the Trustees present, whether or not constituting a quorum, may adjourn any meeting to another time and place.
Section 12.
Notice of Adjournment. Notice of the time and place of holding an adjourned meeting need not be given.

Section 13.
Action Without a Meeting. Unless the 1940 Act, including any exemptive, interpretive, or other relief (including no-action relief) or guidance issued by the Commission or the Staff of the Commission, requires that a particular action be taken only at a meeting at which the Trustees are present in person, any action to be taken by the Trustees at a meeting may be taken without such meeting by the written consent of a majority of the Trustees then in office. Any such written consent may be executed and given by telecopy or similar electronic means. Such written consents shall be filed with the minutes of the proceedings of the Trustees. If any action is so taken by the Trustees by the written consent of less than all of the Trustees, prompt notice of the taking of such action shall be furnished to each Trustee who did not execute such written consent, provided that the effectiveness of such action shall not be impaired by any delay or failure to furnish such notice.
Section 14.
Fees and Compensation of Trustees. Trustees and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the Trustees. This Section shall not be construed to preclude any Trustee from serving the Trust in any other capacity as an officer, agent, employee, or otherwise and receiving compensation for those services.
Section 15.
Delegation of Power to Other Trustees. Any Trustee may, by power of attorney, delegate his or her power for a period not exceeding one (1) month at any one time to any other Trustee. Except where applicable law may require a Trustee to be present in person, a Trustee represented by another Trustee, pursuant to such power of attorney, shall be deemed to be present for purpose of establishing a quorum and satisfying the required majority vote.
Section 16.
Board Conduct Policies. The Trustees may from time to time require all Trustees (and any nominee or Proposed Nominee) to agree in writing as to matters of corporate governance, business ethics and confidentiality (“Board Conduct Policies”) while such person serves as a Trustee, such agreement to be on the terms and in a form determined satisfactory by the Trustees, as amended and supplemented from time to time in the discretion of the Trustees. Such Board Conduct Policies may provide that the Trustees may determine that willful violations by a Trustee of such Board Conduct Policies shall constitute willful misconduct by such Trustee.
Section 17.
Ratification. The Trustees may ratify any act, omission, failure to act or determination made not to act (an “Act”) by the Trust or its officers to the extent that the Trustees could have originally authorized the Act and, if so ratified, such Act shall have the same force and effect as if originally duly authorized, and such ratification shall be binding upon the Trust and its Shareholders. Any Act questioned in any proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a Trustee, officer or Shareholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting or otherwise, may be ratified, before or after judgment, by the Trustees, and such ratification shall constitute a bar to any claim or execution of any judgment in respect of such questioned Act.
Section 18.
Interpretation of Governing Instruments. The interpretations of the Declaration of Trust and these By-Laws by the Trustees and any actions taken pursuant thereto shall be conclusive and binding on all Shareholders.
Section 19.
Removal. Pursuant to the Declaration of Trust, any Trustee may be removed with cause at any time by a written instrument signed by at least three-quarters of the then Trustees, specifying the effective date of removal. “Cause” for these purposes shall require willful misconduct, dishonesty or fraud on the part of the Trustee in the conduct of his or her office or such Trustee being convicted of a felony.

Section 20.
No Increased Liability of Trustees. For purposes of (a) any standard of care applicable to a Trustee in the discharge of his or her duties as a Trustee and (b) indemnification of a Trustee pursuant to Article VII of the Declaration of Trust, the conduct of the Trustee shall be evaluated solely by reference to a hypothetical reasonable person, without regard to any special expertise, knowledge or other qualifications of the Trustee. In particular, and without limiting the generality of the foregoing, neither the determination that a Trustee is an “audit committee financial expert,” nor the knowledge, experience or other qualifications underlying such a determination nor the appointment, designation or identification of a Trustee as Chair, as a member or chair of a committee, as an expert in any area, as lead independent trustee or as having particular experience, attributes or skills in any area shall result in that Trustee being held to a standard of care that is higher than the standard that would be applicable in the absence of such a determination or such knowledge, experience or qualification, nor shall such a determination or such knowledge, experience or other qualification impose any duties, obligations or liabilities that are greater than would obtain in the absence of such a determination or such knowledge, experience or qualification.

TRUSTEE QUALIFICATIONS

Section 1.
Qualifications of Persons Nominated or Seated as Trustees. Only individuals satisfying the following qualification requirements applicable to all Trustees may be nominated, elected, appointed, qualified or seated (“nominated or seated”) to serve as a Trustee unless a majority of the Trustees then in office shall have determined by resolution that failure to satisfy a particular qualification requirement will not present undue conflicts or impede the ability of the individual to discharge the duties of a Trustee or the free flow of information among Trustees or between the Trust’s investment adviser and the Trustees:
(a)
An individual nominated or seated as a Trustee shall be at least twenty-one (21) years of age and not older than the mandatory retirement age for Trustees, as determined, modified and/or waived from time to time by the Trustees or a committee of the Trustees , in each case at the time the individual is nominated or seated, and not under legal disability.
(b)
An individual nominated or seated as a Trustee shall not have been charged with a criminal offense involving moral turpitude, dishonesty or breach of trust.
(c)
An individual nominated or seated as a Trustee shall not have been convicted or have plead guilty or nolo contendere with respect to a felony under the laws of the United States or any state thereof.

(d)
An individual nominated or seated as a Trustee shall not be, and shall not at any time have been, subject to any censure, order, consent decree (including consent decrees in which the individual has neither admitted nor denied the findings) or adverse final action of any federal, state or foreign governmental or regulatory authority (including self-regulatory organizations), barring or suspending such individual from participation in or association with any investment-related business or restricting such individual’s activities with respect to any investment-related business.
(e)
An individual nominated or seated as a Trustee shall not have engaged in any conduct which has resulted in the Commission censuring, placing limitations on the activities, functions, or operations of, suspending, or revoking the registration of any investment adviser under Section 203(e) or (f) of the Investment Advisers Act of 1940.
(f)
An individual nominated or seated as a Trustee shall not be, and shall not at any time have been, ineligible to serve or act in the capacity of employee, officer, director, member of an advisory board, investment adviser, or depositor of any registered investment company pursuant to Section 9(a) of the 1940 Act in the absence of an exemptive order under Section 9(c) of the 1940 Act.
(g)
An individual nominated or seated as a Trustee shall not have been charged, convicted, have pled guilty or nolo contendere, been subject to any censure, order, consent decree (including consent decrees in which the individual has neither admitted nor denied the findings) or final action or finding of any federal, state or foreign governmental or regulatory authority (including self-regulatory organizations) with respect to any conduct that pursuant to Section 9(b) of the 1940 Act could constitute a basis for the Commission to by order prohibit, conditionally or unconditionally, such individual from serving or acting as an employee, officer, director, member of an advisory board, investment adviser or depositor of, or principal underwriter for a registered investment company, regardless of whether or not any such prohibition has been ordered.
(h)
An individual nominated or seated as a Trustee shall not fail to comply with any other criteria established by or pursuant to the 1940 Act related to service as a trustee of a management investment company.
(i)
An individual nominated or seated as a Trustee shall not cause (in the case of a nomination, if seated) the Trust to fail to comply with any criteria established by or pursuant to the 1940 Act governing the permitted composition of the board of trustees of a registered investment company.
(j)
An individual nominated or seated as a Trustee shall not serve as a trustee or director (or person performing similar functions) of more than three (3) companies having securities registered under the 1934 Act or treated as public reporting companies under any comparable regulatory regime (the Trust and all other investment companies having the same investment adviser or investment advisers in a control relationship with each other shall all be counted as a single company for this purpose).

(k)
An individual nominated or seated as a Trustee shall not, during the year of the election or nomination of such individual and during the immediately preceding calendar year, be, have been, or have been nominated or seated as, officer, general partner, manager, managing member, member of an advisory board, trustee or director (or person performing similar functions) of any investment company registered under the 1940 Act (other than the Trust and other investment companies having the same investment adviser as the Trust or an investment adviser in a control relationship with the investment adviser of the Trust).
(l)
An individual nominated or seated as a Trustee shall not, during the year of the election or nomination of such individual and during the immediately preceding calendar year, be, have been, or have been nominated or seated as, an employee, officer, partner, member, trustee, director or 5% or greater shareholder in any investment adviser or sub-adviser of any registered investment company (other than the investment adviser of the Trust or any investment adviser in a control relationship with the investment adviser of the Trust), or entity controlling or controlled by such an investment adviser or sub-adviser, or principal underwriter of any registered investment company (other than the principal underwriter of the Trust or any principal underwriter in a control relationship with the investment adviser or principal underwriter of the Trust) or entity controlling or controlled by such a principal underwriter.
(m)
Only individuals satisfying the following additional qualification requirements applicable to Non-Management Trustees may be nominated or seated to serve as Non-Management Trustees:
(i)
An individual nominated or seated as a Non-Management Trustee shall not be an “interested person” (as defined in the 1940 Act) of the Trust.
(ii)
An individual nominated or seated as a Non-Management Trustee shall not be an “affiliated person” (as defined in the 1940 Act) of the Trust or an affiliated person of such a person.
(iii)
An individual nominated or seated as a Non-Management Trustee shall not directly or indirectly own beneficially, or be a member of a group of Shareholders party to an agreement, arrangement or practice for sharing information or decisions concerning Shareholder actions or the acquisition, disposition or voting of Shares, who together directly or indirectly own beneficially five percent (5%) or more of the outstanding Shares of the Trust (each such Person and each member of such a group, a “5% Holder”), may not control or act in concert with a 5% Holder, and may not be an immediate family member of a 5% Holder or of a Person who controls or acts in concert with a 5% Holder.
(iv)
An individual nominated or seated as a Non-Management Trustee shall not, and any immediate family member of such nominee shall not, during the year of the election or nomination of such individual and during the immediately preceding calendar year, be or have been an employee, officer, general partner, manager, managing member, trustee or director (or person performing similar functions) of a 5% Holder or any Person in a control relationship with or who acts in concert with a 5% Holder.

(v)
An individual nominated or seated as a Non-Management Trustee shall not, and any immediate family member of such nominee shall not, during the year of the election or nomination of such individual and during the immediately preceding calendar year, accept or have accepted directly or indirectly any consulting, advisory, or other compensatory fee from a 5% Holder or from any Person in a control relationship with or who acts in concert with a 5% Holder.
(vi)
An individual nominated or seated as a Non-Management Trustee shall not, and any immediate family member of such individual shall not, control or act in concert with any 12(d) Holder or any Person in a control relationship with a 12(d) Holder or who acts in concert with a 12(d) Holder.
(vii)
An individual nominated or seated as a Non-Management Trustee shall not, and any immediate family member of such individual shall not, during the year of the election or nomination of such individual and during the immediately preceding calendar year, be or have been an employee, officer, general partner, manager, managing member, trustee or director (or person performing similar functions) of a 12(d) Holder or any Person in a control relationship with a 12(d) Holder or who acts in concert with a 12(d) Holder.
(viii)
An individual nominated or seated as a Non-Management Trustee shall not, and any immediate family member of such individual shall not, during the year of the election or nomination of such individual and during the immediately preceding calendar year, accept or have accepted any consulting, advisory, or other compensatory fee from a 12(d) Holder or a Person in a control relationship with a 12(d) Holder or who acts in concert with a 12(d) Holder.

ARTICLE IV

COMMITTEES
Section 1.
Committees of Trustees.
(a)
The Trustees may by resolution designate one or more committees, each consisting of two (2) or more Trustees, to serve at the pleasure of the Trustees. The Trustees may designate one or more Trustees as alternate members of any committee who may replace any absent member at any meeting of the committee. Any committee, to the extent provided for by resolution of the Trustees, shall have the authority of the Trustees, except with respect to:
(i)
the approval of any action which under applicable law requires approval by a majority of the Trustees or certain Trustees;
(ii)
the filling of vacancies of Trustees;
(iii)
the fixing of compensation of the Trustees for services generally or as a member of any committee;
(iv)
the amendment or termination of the Declaration of Trust or the amendment of the By-Laws or the adoption of new By-Laws;

(v)
the amendment or repeal of any resolution of the Trustees which by its express terms is not so amendable or repealable;
(vi)
a distribution to the Shareholders of the Trust, except at a rate or in a periodic amount or within a designated range determined by the Trustees; or
(vii)
the appointment of any other committees of the Trustees or the members of such new committees.
(b)
Notwithstanding anything to the contrary in these By-Laws, the Trustees may by resolution provide that the composition, governance or authority of any committee may be altered only by action of sixty-six and two-thirds percent (66 2/3%) of the Trustees or such greater percentage as the Trustees may determine.
Section 2.
Meetings and Action of Committees. Meetings and action of committees shall be governed by, held and taken in accordance with the provisions of Article IV of these By-Laws, with such changes in the context thereof as are necessary to substitute the committee and its members for the Trustees generally, except that the time of regular meetings of committees may be determined either by resolution of the Trustees or by resolution of the committee. Special meetings of committees may also be called by resolution of the committee. Alternate members shall be given notice of meetings of committees and shall have the right to attend all meetings of committees. The Trustees may adopt rules for the governance of any committee not inconsistent with the provisions of these By-Laws.
ARTICLE V

OFFICERS
Section 1.
Officers. The officers of the Trust shall be a President, a Secretary, a Treasurer, and a Chief Compliance Officer. The Trust may also have, at the discretion of the Trustees, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article VII. Any number of offices may be held by the same person. Any officer may be, but need not be, a Trustee or Shareholder.
Section 2.
Election of Officers.
(a)
The officers of the Trust, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article VII, shall be chosen by the Trustees, and each shall serve at the pleasure of the Trustees.
(b)
If required by the 1940 Act, the Chief Compliance Officer shall be elected or appointed by a majority of the Trustees, as well as a majority of the Trustees who are not “interested persons” of the Trust (as defined in the 1940 Act) or in any other manner prescribed by Rule 38a-1 (or any successor rule) under the 1940 Act, as such rule may be amended from time to time (“Rule 38a-1”).

Section 3.
Subordinate Officers. The Trustees may appoint and may empower the President to appoint such other officers as he or she may deem appropriate, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these By-Laws or as the Trustees may from time to time determine.
Section 4.
Removal and Resignation of Officers.
(a)
Any officer may be removed, either with or without cause, by the Trustees at any regular or special meeting of the Trustees or by such officer upon whom such power of removal may be conferred by the Trustees.
(b)
Any officer may resign at any time by giving written notice to the Trust. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Trust under any contract to which the officer is a party.
(c)
Except to the extent expressly provided in a written agreement with the Trust, no officer resigning and no officer removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.
Section 5.
Vacancies in Offices. A vacancy in any office because of death, resignation, removal, disqualification or other cause shall be filled in the manner prescribed in these By-Laws for regular appointment to that office. The President may make temporary appointments to a vacant office pending action by the Trustees.
Section 6.
President. The President shall be the chief executive officer of the Trust and shall, subject to the control of the Trustees, have general supervision, direction and control of the business and the officers of the Trust. He or she or his or her designee shall preside at all meetings of the Shareholders. He or she shall have the general powers and duties of a president of a corporation and shall have such other powers and duties as may be prescribed by the Trustees, the Declaration of Trust or these By Laws. In the absence or disability of the President, the Trustees shall delegate authority to another officer of the Trust to perform all of the duties of the President, and when so acting shall have all the powers of and be subject to all of the restrictions upon the President.
Section 7.
Vice Presidents. The Executive Vice President or Vice Presidents, whichever the case may be, shall have such other powers and shall perform such other duties as from time to time may be prescribed for them respectively by the Trustees or the President or by these By Laws.

Section 8.
Secretary. The Secretary shall keep or cause to be kept at the principal executive office of the Trust, or such other place as the Trustees may direct, a book of minutes of all meetings and actions of Trustees, committees of Trustees and Shareholders with the time and place of holding, whether regular or special, and if special, how authorized, the notice given, the names of those present at meetings of the Trustees or committee meetings, the number of Shares present or represented at meetings of Shareholders and the proceedings of the meetings.
The Secretary shall keep or cause to be kept at the principal executive office of the Trust or at the office of the Trust’s transfer agent or registrar, a share register or a duplicate share register showing the names of all Shareholders and their addresses, the number of Shares held by each, the number and date of certificates issued for the same and the number and date of cancellation of every certificate surrendered for cancellation.
The Secretary shall give or cause to be given notice of all meetings of the Shareholders and of the Trustees (or committees thereof) required to be given by these By-Laws or by applicable law and shall have such other powers and perform such other duties as may be prescribed by the Trustees or by these By-Laws.
Section 9.
Treasurer. The Treasurer shall be the chief financial officer and chief accounting officer of the Trust and shall keep and maintain or cause to be kept and maintained adequate and correct books and records of accounts of the properties and business transactions of the Trust, including accounts of the assets, liabilities, receipts, disbursements, gains, losses, capital and retained earnings of the Shares. The books of account shall at all reasonable times be open to inspection by any Trustee.
The Treasurer shall deposit all monies and other valuables in the name and to the credit of the Trust with such depositaries as may be designated by the Board of Trustees. He or she shall disburse the funds of the Trust as may be ordered by the Trustees, shall render to the President and Trustees, whenever they request it, an account of all of his or her transactions as chief financial officer and of the financial condition of the Trust and shall have other powers and perform such other duties as may be prescribed by the Trustees or these By-Laws. Notwithstanding anything to the contrary herein contained, the Trustees may authorize, or direct the Treasurer to authorize, any adviser, administrator, manager or transfer agent to maintain bank accounts and deposit and disburse funds of the Trust.
Section 10.
Chief Compliance Officer. The Chief Compliance Officer shall perform the duties and have the responsibilities of the chief compliance officer of the Trust, including if required by the 1940 Act any such duties and responsibilities imposed by Rule 38a-1, and shall have such other duties and powers as may be conferred from time to time by the Trustees.
Section 11.
Delegation. Unless otherwise provided in the Declaration of Trust or these By-Laws and except as provided by applicable law, the Trustees shall have the power to delegate from time to time to one or more officers, employees or agents of the Trust the doing of such things, including any matters set forth in the Declaration of Trust or these By-Laws, and the execution of such instruments in the name of the Trust.

INSPECTION OF RECORDS AND REPORTS
Section 12.
Inspection by Shareholders.
(a)
Upon at least five (5) Business Days advance written notice to the Trust, a Shareholder is entitled to inspect and copy, during regular business hours at the office where they are maintained, copies of any of the following records of the Trust:
(i)
the Declaration of Trust and all amendments thereto currently in effect;
(ii)
these By-Laws and all amendments thereto currently in effect;
(iii)
resolutions adopted by the Trustees and/or written instruments, if any, creating preferred shares and fixing their relative rights, preferences and limitations, if any preferred shares pursuant to such resolutions or written instruments are outstanding;
(iv)
the minutes of all Shareholders’ meetings, if any, and records of all actions taken by Shareholders without a meeting, for the past three (3) years; and
(v)
a list of the names and business addresses of the current Trustees and officers.

(b)
Upon at least five (5) Business Days advance written notice to the Trust, a Shareholder is entitled to inspect and copy, during regular business hours at the office where they are maintained, copies of any of the following records of the Trust, only to the extent that the written notice describes with reasonable particularity the purpose of the demand and the records the Shareholder desires to inspect, the demand is made in good faith and for a proper purpose, the records requested are directly connected with such purpose, and the Trustees or any officer designated for such purpose by the Trustees shall not have determined in good faith that disclosure of the records sought would adversely affect the Trust in the conduct of its business or constitute material non-public information at the time when the Shareholder’s notice of demand to inspect and copy is received by the Trust:
(i)
excerpts from minutes reflecting action taken at any meeting of the Trustees, records of any action of a committee of the Trustees while acting in place of the Trustees on behalf of the Trust, minutes of any meeting of the Shareholders, and records of action taken by the Shareholders or Trustees without a meeting, to the extent not subject to inspection under Section 1(a) of this Article VIII;
(ii)
the financial statements of the Trust and the supporting schedules reasonably necessary to verify any line item on those financial statements; and
(iii)
a list of the names and addresses of all Shareholders of record, in alphabetical order, showing the number of Shares held by each Shareholder of record. A Shareholder shall not have any right to inspect and copy any information the Trust may have regarding beneficial owners of Shares.

Section 2.
Scope of Inspection.
(a)
The Trust may satisfy the right of a Shareholder to copy records under Section 1 of this Article VIII by furnishing to the Shareholder copies by photocopy or other means chosen by the Trust, including copies furnished through an electronic transmission or by directing the Shareholder to a publicly accessible website, if available, where copies of any such records are available electronically.
(b)
The Trust may impose a reasonable charge, covering the costs of labor, material, transmission and delivery, for copies of any documents provided to the Shareholder, which charge shall not exceed the estimated cost of production, reproduction, transmission or delivery of the records.
(c)
The Trust may impose reasonable restrictions on the use or distribution of records by the demanding Shareholder, including by requiring the Shareholder to enter into a confidentiality agreement on terms acceptable to the Trustees in its sole discretion.

(d)
Any determinations made by the Trustees related to a Shareholder’s request to inspect the Trust’s books and records pursuant to this Article VIII, including, but not limited to, (i) whether such demand is made in good faith and for a proper purpose, (ii) whether the records requested are directly connected with such purpose, (iii) whether disclosure of the records sought would adversely affect the Trust in the conduct of its business or (iv) whether the records sought constitute material non-public information, shall be conclusive and any Shareholder challenging such determination shall have the burden of proving that the Trustees acted in bad faith in making any such determination.
(e)
No Shareholder shall have any right to inspect any records, accounts, books or documents of the Trust except as provided for by this Article VIII or otherwise authorized by the Trustees.

Section 1.
Inspection by Trustees. Every Trustee shall have the absolute right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the Trust. This inspection by a Trustee may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.
ARTICLE IX
EXCLUSIVE FORUM; CLAIMS
Section 1.
Exclusive Forum for Certain Litigation. In accordance with Section 3804(e) of the Delaware Statutory Trust Act, unless the Trust consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Trust; (b) any action asserting a claim of breach of a fiduciary duty owed by any Trustee, officer, or employee of the Trust to the Trust or the Shareholders; (c) any action asserting a claim against the Trust or any Trustee, officer, or employee of the Trust arising pursuant to any provision of the Delaware Statutory Trust Act, the Declaration of Trust or these By-Laws; or (d) any action asserting a claim against the Trust or any Trustee, officer, or employee of the Trust governed by the internal affairs doctrine of the State of Delaware; provided, however, that, in the event that the Court of Chancery of the State of Delaware lacks jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware. Failure to enforce the foregoing provisions would cause the Trust irreparable harm and the Trust shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions. This Article IX does not apply to any claim under the U.S. federal securities laws.
Section 2.
Claims.
(a)
No Shareholder shall have the right to bring or maintain any court action, proceeding, or claim on behalf of the Trust without first making demand on the Trustees requesting the Trustees to bring or maintain such action, proceeding, or claim. Such demand shall not be excused under any circumstances, including claims of alleged interest on the part of the Trustees, unless the plaintiff makes a specific showing that irreparable nonmonetary injury to the Trust would otherwise result; provided that such demand will be excused if beneficial owners owning at least 75% of the outstanding Shares of the Trust and who would be eligible, under Delaware law, to bring such an action, proceeding or claim themselves, join in the bringing of such action, proceeding or claim on the basis that an effort to cause the Trustees to bring such action, claim or proceeding is not likely to succeed. Such demand shall be mailed to the Secretary of the Trust at the Trust’s principal office and shall set forth with particularity the nature of the proposed court action, proceeding, or claim and the essential facts relied upon by the Shareholder to support the allegations made in the demand. The Trustees shall consider such demand within 45 days of its receipt by the Trust. In their sole discretion, the Trustees may submit the matter to a vote of Shareholders of the Trust. Any decision by the Trustees to bring, maintain or settle (or not to bring, maintain or settle) such court action, proceeding, or claim, or to submit the matter to a vote of Shareholders, shall be binding upon the Shareholders. Any decision by the Trustees to bring or maintain a court action, proceeding or suit on behalf of the Trust shall be subject to the right of the Shareholders under Article V of the Declaration of Trust to vote on whether or not such court action, proceeding or suit should or should not be brought or maintained.
(b)
No class of Shareholders shall have the right to bring or maintain a direct action or claim for monetary damages against the Trust or the Trustees predicated upon an express or implied right of action under the Declaration of Trust or the 1940 Act (excepting rights of action permitted under Section 36(b) of the 1940 Act), nor shall any single Shareholder, who is similarly situated to one or more other Shareholders with respect to the alleged injury, have the right to bring such an action, unless the class of Shareholders or Shareholder has obtained authorization from the Trustees to bring the action. The requirement of authorization shall not be excused under any circumstances, including claims of alleged interest on the part of the Trustees; provided that such demand will be excused if beneficial owners owning at least 75% of the outstanding Shares of the Trust and who would be eligible, under Delaware law, to bring such an action, proceeding or claim themselves, join in the bringing of such action, proceeding or claim on the basis that an effort to cause the Trustees to bring such action, claim or proceeding is not likely to succeed. A request for authorization shall be mailed to the Secretary of the Trust at the Trust’s principal office and shall set forth with particularity the nature of the proposed court action, proceeding or claim and the essential facts relied upon by the class of Shareholders or

Shareholder to support the allegations made in the request. The Trustees shall consider such request within 45 days of its receipt by the Trust. In their sole discretion, the Trustees may submit the matter to a vote of Shareholders of the Trust. Any decision by the Trustees to settle or to authorize (or not to settle or to authorize) such court action, proceeding or claim, or to submit the matter to a vote of Shareholders, shall be binding upon the class of Shareholders or Shareholder seeking authorization. Any decision by the Trustees to authorize a court action, proceeding or suit by a class of Shareholders shall be subject to the right of the Shareholders under Article V of the Declaration of Trust to vote on whether or not such court action, proceeding or suit should or should not be brought or maintained.
ARTICLE X
GENERAL MATTERS
Section 1.
Checks, Drafts, Evidences of Indebtedness. All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness issued in the name of or payable to the Trust shall be signed or endorsed in such manner and by such person or persons as shall be designated from time to time in accordance with the resolution of the Board of Trustees.
Section 13.
Contracts and Instruments: How Executed. The Trustees, except as otherwise provided in these By-Laws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Trust and this authority may be general or confined to specific instances; and unless so authorized or ratified by the Trustees or within the agency power of an officer, no officer, agent, or employee shall have any power or authority to bind the Trust by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.
Section 14.
Fiscal Year. The fiscal year of the Trust shall be fixed and refixed or changed from time to time by the Trustees.
Section 15.
Seal. The seal of the Trust shall consist of a flat-faced dye with the name of the Trust cut or engraved thereon. However, unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.

Section 5.
Headings. The Article, Section and other headings used in these By-Laws are for convenience of reference only, do not constitute a part of these By-Laws and shall not be deemed to control, limit, characterize, or affect in any way the meaning, construction or effect of the provisions of these By-Laws.
Section 6.
Notice by Electronic Transmission.
(a)
Without limiting the manner by which notice otherwise may be given effectively to Shareholders pursuant to the Delaware Act, the Declaration of Trust or these By-Laws, any notice to Shareholders given by the Trust under any provision of the Delaware Act, the Declaration of Trust or these By-Laws shall be effective if given by a form of electronic transmission consented to by the Shareholder to whom the notice is given. Any such consent shall be revocable by the Shareholder by written notice to the Trust. Any such consent shall be deemed revoked if:
(i)
the Trust is unable to deliver by electronic transmission two consecutive notices given by the Trust in accordance with such consent; and
(ii)
such inability becomes known to the Secretary or an assistant secretary of the Trust or other person responsible for the giving of notice on behalf of the Trust.
However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.
(b)
Any notice given by a form of electronic transmission shall be deemed given:
(i)
if by facsimile telecommunication, when directed to a number at which the Shareholder has consented to receive notice;
(ii)
if by electronic mail, when directed to an electronic mail address at which the Shareholder has consented to receive notice;
(iii)
if by a posting on an electronic network together with separate notice to the Shareholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and
(iv)
if by any other form of electronic transmission, when directed to the Shareholder.
(c)
An affidavit of the Secretary or an assistant secretary or of an agent of the Trust that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.
Section 7.
Definitions. Capitalized terms used herein and not herein defined are used as defined in the Declaration of Trust. As used in these By-Laws, the following terms shall have the meanings ascribed to them:

(a)
“12(d) Holder” shall mean any investment fund (as defined herein), but excluding any investment fund managed by the Trust’s investment adviser or an investment adviser in a control relationship with the Trust’s investment adviser, and any company or companies controlled by such investment fund in the aggregate owning beneficially or of record (A) more than three percent (3%) of the outstanding voting Shares of the Trust, (B) securities issued by the Trust having an aggregate value in excess of five percent (5%) of the total assets of such investment fund and any company or companies controlled by such investment fund, (C) securities issued by the Trust and by all other investment funds having an aggregate value in excess of ten percent (10%) of the total assets of the investment fund making such investment and any company or companies controlled by the investment fund making such investment, or (D) together with other investment funds having the same investment adviser, investment manager, general partner or managing member (or investment advisers, investment managers, general partners or managing members in a control relationship) and companies controlled by such investment funds, more than ten percent (10%) of the total outstanding Shares of the Trust.
(b)
“beneficial owner” of a security shall mean any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise (A) has or shares: (1) voting power which includes the power to vote, or to direct the voting of, such security; and/or, (2) investment power which includes the power to dispose, or to direct the disposition, of such security or (B) owns, controls or holds with power to vote such security. A Person shall be deemed to be the beneficial owner of security if that Person has the right to acquire beneficial ownership of such security at any time, whether or not within sixty days of the date of such determination. “Beneficially own,” “own beneficially” and related terms shall have correlative meaning.
(c)
“Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.
(d)
“control” shall mean the power to exercise a controlling influence over a Person, which in the case of a company means the power to exercise a controlling influence over the management or policies of such company, unless such power is solely the result of an official position with such company.
(e)
“control relationship” with respect to any Person shall mean control over such Person, being controlled by such Person or being under common control with such Person.
(f)
“immediate family member” shall mean shall mean any parent, child, spouse, spouse of a parent, spouse of a child, brother or sister (including step and adoptive relationships).
(g)
“investment fund” shall mean any collective investment vehicle, including the Trust, primarily engaged in the business of investing in “investment securities” (as defined in the 1940 Act).
(h)
“Non-Management Trustee” shall mean a Trustee who is not an “interested person” (as defined in the 1940 Act) of the Trust’s investment adviser (including any investment sub-adviser).
(i)
“Proposed Nominee Associate” of any Proposed Nominee shall mean (i) any person acting in concert with such Proposed Nominee, (ii) any beneficial owner of Shares of the Trust owned of record or beneficially by such Proposed Nominee (other than a Shareholder that is a depositary) and (iii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Proposed Nominee or such Proposed Nominee Associate.
(j)
“Shareholder Associate” of any Shareholder shall mean (i) any person acting in concert with such Shareholder, (ii) any beneficial owner of Shares of the Trust owned of record or beneficially by such Shareholder (other than a Shareholder that is a depositary) and (iii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Shareholder or such Shareholder Associate.

AMENDMENTS
Section 16.
Amendment. Except as otherwise provided by applicable law or by the Declaration of Trust, these By-Laws may be restated, amended, supplemented or repealed by a majority vote of the Trustees. These By-Laws may not be amended or repealed and new By-Laws may not be adopted by the Shareholders.

Amended: December 21, 2023